Exhibit 4.4

AMENDED AND RESTATED LOAN AGREEMENT

This AMENDED AND RESTATED LOAN AGREEMENT (this “Agreement”), dated November 20, 2017, is made in Beijing, the People’s Republic of China (“PRC”) by and among:

Lender:                                                   Beijing Jingdong Century Trade Co., Ltd., with registered address at Room B168, Building 2, No. 99, Kechuang 14 Street, Beijing Economic and Technological Development Zone, Beijing;

And

Borrowers:

Richard Qiangdong Liu;

Pang Zhang; and

Yayun Li

(In this Agreement, the Lender and the Borrowers are individually referred to as a “Party”, collectively the “Parties”)

Whereas, the Lender and the Borrowers have executed a loan agreement dated June 15, 2016 (the “Original Loan Agreement”), pursuant to which the lender provided a loan at an aggregate amount of two hundred million (¥200,000,000) (the “Original Loan Amount”) to the Borrowers, to be used to pay for investment in the registered capital of Beijing Jingdong 360 Degree E-commerce Co., Ltd. (the “Borrower Company”).

 Whereas, the Borrowers collectively hold 100% equity interests in the Borrower Company of which 45% is owned by Richard Qiangdong Liu, 30% is owned by Yayun Li, and 25% is owned by Pang Zhang.

Whereas, the Lender is a validly existing wholly foreign-owned enterprise incorporated under the PRC Laws. The lender confirms that it has provided a loan to the Borrowers in the aggregate amount of two hundred million (¥200,000,000), and the Borrowers confirm receipt of the funds.

NOW THEREFORE, the parties hereby agree to amend and restate the Original Loan Agreement as follows:

1.                                      Loan

1.1                               Subject to the terms and conditions of this Agreement, the Lender agrees to provide a loan at an aggregate amount of seven hundred and twenty million (¥720,000,000) (the “Loan”) to the Borrowers, which Loan will be provided by Richard Qiangdong Liu, Pang Zhang and Yayun Li at the amount of RMB three hundred and twenty four million (¥324,000,000), RMB two hundred and sixteen million (¥216,000,000) and RMB one hundred and eighty million (¥180,000,000) , respectively.

1.2                               It is confirmed that the Lender has provided, and the Borrowers have received, the full amount of the Original Loan Amount upon execution of this Agreement. Upon execution of this Agreement, the Lender shall promptly provide the funds to the Borrowers.

1.3                               The Borrowers agree to use the Loan to pay for its investment in the registered capital of the Borrower Company and, unless with prior written consent of the Lender, will not use the Loan for any other purpose, or transfer or pledge its shares or other interests in the Borrower Company to any third party.

1.4                               The Borrowers undertake that when they receive the Loan pursuant to this Agreement, they shall immediately use the Loan to pay for their investments in the Registered Capital of the Borrower Company. The Borrowers may not withdraw such investment during the term of operations of the Borrower Company.

1.5                               It is confirmed that the Lender will not charge any interest upon the Loan, unless otherwise provided herein.

2.                                      Term of Loan

2.1                               The term of the Loan hereunder shall be ten (10) years from the date when the Borrowers actually receive all or any part of the Loan. Unless otherwise indicated by the Lender prior to its expiration, the term of the Loan will be automatically extended for another ten (10) years, and so forth thereafter.

2.2                               During the term or any extended term of the Loan, the Loan will become immediately due and payable by the Borrowers pursuant to the terms of this Agreement if:

(1)                                 The Borrowers die or become a person incapacitated or with limited capacity for civil acts;

(2)                                 The Borrowers resign or are dismissed by the Lender, the Borrower Company or any affiliate of the Lender;

(3)                                 The Borrowers commit a crime or are involved in a crime;

(4)                                 Any third party pursue any claim of more than RMB 100,000 against any of the Borrowers and the Lender has reasonable ground to believe that the Borrowers will not be capable to pay for such claim;

(5)                                 The Lender decides to perform the Exclusive Purchase Option Agreement (as defined below) when foreign enterprises are allowed to control or wholly own the Borrower Company under applicable PRC laws;

(6)                                 The Borrowers fail to comply with or perform any of their commitments or obligations under this Agreement (or any other agreement between them and the Lender), and further fails to remedy such breach within 30 business days upon its occurrence; and

(7)                                 This Agreement, the Equity Pledge Agreement, or the Exclusive Purchase Option Agreement is terminated or held invalid by any court for any reason other than the Lender’s.

3.                                      Repayment of Loan

3.1                               The Lender and the Borrowers agree and confirm that the Loan will be repaid in the following manner only: the Borrowers will transfer all of its equity interests in the Borrower Company to the Lender or any legal or natural person designated by the Lender pursuant to requirements from the Lender.

3.2                               The Lender and the Borrowers agree and confirm that to the extent permitted by the laws, the Lender has the right but no obligation to purchase or designate any legal or natural person designated by it to purchase all or any part of the equity interests in the Borrower Company from the Borrowers at the price set forth under the Exclusive Purchase Option Agreement.

3.3                               It is agreed and confirmed by the Parties that the Borrowers shall be deemed to have fulfilled their repayment obligations hereunder only after both of the following conditions have been satisfied.

(1)                                 The Borrowers have transferred all of their equity interests in the Borrower Company to the Lender and/or its designated person; and

(2)                                 The Borrowers have repaid to the Lender all of the transfer proceeds or an amount equivalent to the maximum amount permitted by the laws.

3.4                               The Loan will be deemed as a zero interest loan if the price to transfer the equity interests in the Borrower Company to the Lender from the Borrowers concluded by the Parties under this Agreement any other related agreements is equal or less than the amount of the Loan. Under such circumstance, the Borrowers are not required to repay any remaining amount of and/or any interest upon the Loan; provided, however, that if the equity interest transfer price exceeds the amount of the Loan, the exceeding amount will be deemed as the interest upon the Loan (calculated by the highest interest permitted by the PRC laws) and financing cost thereof.

3.5                               Notwithstanding anything to the contrary, if the Borrower Company goes bankruptcy, dissolution or is ordered for closure during the term or extended term of this Agreement, and Borrowers will liquidate the Borrower Company according to laws and all of the proceeds from such liquidation will be used to repay the principal, interest (calculated by the highest interest permitted by the PRC laws) and financing cost of the Loan.

4.                                      Obligations of the Borrowers

4.1                               The Borrowers will repay the Loan according to the provisions of this Agreement and requirements from the Lender.

4.2                               The Borrowers will enter into an Amended and Restated Equity Pledge Agreement (the “Equity Pledge Agreement”) with the Lender and the Borrower Company, whereby the Borrowers agree to pledge all of its equity interests in the Borrower Company to the Lender.

4.3                               The Borrowers will enter into an Amended and Restated Exclusive Purchase Option Agreement (the “Exclusive Purchase Option Agreement”) with the Lender and the Borrower Company, whereby the Borrowers will to the extent permitted by the PRC laws grant an irrevocable and exclusive purchase option for the Lender to purchase all or any part of the equity interest in the Borrower Company from the Borrowers.

4.4                               The Borrowers will perform its obligations under this Agreement, the Equity Pledge Agreement and the Exclusive Purchase Option Agreement, and provide support for the Lender to complete all filings, approvals, authorizations, registration and other government procedures necessary to perform such agreements.

4.5                               The Borrowers will sign an irrevocable power of attorney authorizing a person designated by the Lender to exercise on their behalf all of their rights as the shareholders of the Borrower Company.

5.                                      Representations and Warranties

5.1                               The Lender represents and warrants to the Borrowers that from the date of this Agreement until termination hereof:

(a)                                 It is a wholly foreign-owned company duly incorporated and validly existing under the laws of the PRC;

(b)                                 It has the power and receives all approvals and authorities necessary and appropriate to execute and perform this Agreement. Its execution and performance of this Agreement are in compliance with its articles of association or other organizational documents;

(c)                                  None of its execution or performance of this Agreement is in breach of any law, regulation, government approval, authorization, notice or any other government document, or any agreement between it and any third party or any covenant issued to any third party; and

(d)                                 This Agreement, once executed, becomes legal, valid and enforceable obligations upon the Lender.

5.2                               The Borrowers represent and warrant that from the date of this Agreement until termination hereof:

(a)                                 They are fully capable to conduct civil acts;

(b)                                 The Borrower Company is a limited liability company incorporated and validly existing under the PRC laws, and the Borrowers are the legal owners of the Borrower Equity;

(c)                                  None of their execution or performance of this Agreement is in breach of any law, regulation, government approval, authorization, notice or any other government document, or any agreement between them and any third party or any covenant issued to any third party;

(d)                                 This Agreement, once executed, becomes legal, valid and enforceable obligations upon the Borrowers;

(e)                                  They have paid the full investment relating to the Borrower Equity according to law, and received a verification report for such payment from a qualified accounting firm;

(f)                                   Except for those provided under the Equity Pledge Agreement, they create no mortgage, pledge or any other security upon the Borrower Equity, provides no offer to any third party to transfer the Borrower Equity, make no covenant regarding any offer to purchase the Borrower Equity from any third party, or enter into any agreement with any third party to transfer the Borrower Equity;

(g)                                  There is no existing or potential dispute, suit, arbitration, administrative proceeding or any other legal proceeding in which the Borrowers and/or the Borrower Equity is involved; and

(h)                                 The Borrower Company has completed all government approvals, authorizations, licenses, registrations and filings necessary to conduct its businesses and own its assets.

6.                                      Covenants from the Borrowers

6.1                               The Borrowers covenant in their capacity of the shareholders of the Borrower Company that during the term of this Agreement they will procure the Borrower Company:

(a)                                 without prior written consent from the Lender, not to supplement, amend or modify its articles of association, or increase or decrease its registered capital, or change its capital structures of the Company;

(b)                                 to maintain its existence, prudently and effectively operate its businesses and deal with its affairs in line with fair financial and business standards and customs;

(c)                                  without prior written consent from the Lender, not to sell, transfer, pledge or otherwise dispose any legal or beneficial interest of any of its assets, businesses or income, or allow creation of any other security interests thereupon;

(d)                                 without prior written consent from the Lender, not to incur, inherit, guarantee or allow the existence of any debt, except for (i) any debt incurred during its ordinary course of business rather than from borrowing; and (ii) any debt which has been disclosed to and obtained the written consent from The Lender;

(e)                                  to always conduct its business operations in ordinary course to maintain the value of its assets;

(f)                                   without prior written consent from the Lender, not to enter into any material agreement other than those executed in its ordinary course of business;

(g)                                  not to provide any loan or credit to any party without prior written consent from the Lender;

(h)                                 to provide any and all information regarding its operations and financial conditions at the request from the Lender;

(i)                                     to buy and maintain requisite insurance policies from an insurer acceptable to the Lender, the amount and type of which will be the same with those maintained by the companies having similar operations, properties or assets in the same region;

(j)                                    without prior written consent from the Lender, not to combine, merge with, acquire or make investment to any person;

(k)                                 to immediately notify the Lender of any actual or potential litigation, arbitration or administrative proceeding regarding its assets, business and income;

(l)                                     to execute any document, conduct any action, and make any claim or defense necessary or appropriate to maintain its ownership of all of its assets;

(m)                             without prior written consent from the Lender, not to distribute any dividend or bonus to any of its shareholders;

(n)                                 to appoint any person nominated by the Lender or the parent of the Lender to its board at the request of the Lender; and

(o)                                 to strictly comply with the provisions of the Exclusive Purchase Option Agreement, and not to make any act or omission which may affect its validity and enforceability.

6.2                               The Borrowers covenant during the term of this Agreement:

(a)                                 except those provided under the Equity Pledge Agreement and without prior written consent from the Lender, not to sell, transfer, pledge or otherwise dispose any legal or beneficial interest of the Borrower Equity, or allow creation of any other security interests thereupon;

(b)                                 to procure the shareholders of the Borrower Company not to approve any sale, transfer, pledge or otherwise disposal of any legal or beneficial interest of the Borrower Equity, or creation of any other security interests thereupon without prior written consent from the Lender, except to the Lender or its designated person;

(c)                                  to procure the shareholders of the Borrower Company not to approve its merger or association with, or acquisition of or investment in any person without prior written consent from the Lender;

(d)                                 to immediately notify the Lender of any actual or potential litigation, arbitration or administrative proceeding regarding the Borrower Equity;

(e)                                  to execute any document, conduct any action, and make any claim or defense necessary or appropriate to maintain its ownership of the Borrower Equity;

(f)                                   not to make any act and/or omission which may affect any asset, business or liability of the Borrower Company without prior written consent from the Lender;

(g)                                  to appoint any person nominated by the Lender or the parent of the Lender to the board of the Borrower Company at the request of the Lender;

(h)                                 to the extent permitted under the PRC laws and at the request of the Lender at any time, to transfer unconditionally and immediately all of the equity interests owned by the Borrowers to the Lender or any person designated by it, and procure any other shareholder of the Borrower Company to waive the right of first refusal regarding such equity interests;

(i)                                     to the extent permitted under the PRC laws and at the request of the Lender at any time, to procure any other shareholder of the Borrower Company to transfer unconditionally and immediately all of the equity interests owned by such shareholder to the Lender or any person designated by it, and the Borrowers hereby waive their right of first refusal regarding such equity interests;

(j)                                    if the Lender purchases the Borrower Equity from the Borrowers pursuant to the Exclusive Purchase Option Agreement, to use the price of such purchase to repay the Loan to the Lender on priority; and

(k)                                 to strictly comply with the provisions of this Agreement, the Equity Pledge Agreement and the Exclusive Purchase Option Agreement, perform its obligations under each of such agreements, and not to make any act or omission which may affect the validity and enforceability of each of such agreements.

7.                                      Liabilities for Breach of Contract

7.1                               If any party (“Defaulting Party”) breaches any provision of this Agreement, which causes damage to the other party (“Non-defaulting Party”), the Non-defaulting Party could notify the Defaulting Party in writing and request it to rectify and correct such breach of contract; if the Defaulting Party fails to take any action satisfactory to the Non-defaulting Party to rectify and correct such breach within fifteen (15) working days upon the issuance of the written notice by the Non-defaulting Party, the Non-defaulting Party may immediately take the actions pursuant to this Agreement or take other remedies in accordance with laws.

7.2                               If the Borrowers fail to repay the Loan pursuant to the terms under this Agreement, they will be liable for a penalty interest accrued upon the amount due and payable at a daily interest rate of 0.02% until the Loan as well as any penalty interest and any other amount accrued thereupon are fully repaid by the Borrowers.

8.                                      Notices

Notices or other communications required to be given by any Party pursuant to this Agreement shall be made in writing and delivered personally or sent by mail or facsimile transmission to the addresses of the other Parties set forth below or other designated addresses notified by such other Parties to such Party from time to time. The date when the notice is deemed to be duly served shall be determined as the follows: (a) a notice delivered personally is deemed duly served upon the delivery; (b) a notice sent by mail is deemed duly served on the seventh (7th) day after the date when the air registered mail with postage prepaid has been sent out (as is shown on the postmark), or the fourth (4th) day after the delivery date to the internationally recognized courier service agency; and (c) a notice sent by facsimile transmission is deemed duly served upon the receipt time as is shown on the transmission confirmation of relevant documents.

If to the Lender: Beijing Jingdong Century Trade Co., Ltd.

Address:	***
***
***
Phone:	***
Fax:	***
Attention:	***

If to the Borrowers:

Richard Qiangdong Liu
Address:	***
***
***
Phone:	***
Fax:	***

Yayun Li
Address:	***
***
***
Phone:	***
Fax:	***

Pang Zhang
Address:	***
***
***
Phone:	***
Fax:	***

9.                                      Confidentiality

All Parties acknowledge and confirm that any oral or written materials exchanged by and between the Parties in connection with this Agreement are confidential. All Parties shall keep in confidence all such information and not disclose it to any third party without prior written consent from other Parties unless: (a) such information is known or will be known by the public (except by disclosure of the receiving party without authorization); (b) such information is required to be disclosed in accordance with applicable laws or rules or regulations; or (c) if any information is required to be disclosed by any party to its legal or financial advisor for the purpose of the transaction of this Agreement, such legal or financial advisor shall also comply with the confidentiality obligation similar to that stated hereof. Any disclosure by any employee or agency engaged by any Party shall be deemed the disclosure of such Party and such Party shall assume the liabilities for its breach of contract pursuant to this Agreement. This Article shall survive expiration or termination of this Agreement.

10.                               Applicable Law and Dispute Resolution

10.1                        The formation, validity, performance and interpretation of this Agreement and the disputes resolution under this Agreement shall be governed by the PRC laws.

10.2                        The Parties shall strive to settle any dispute arising from or in connection with this Agreement through friendly consultation. In case no settlement can be reached through consultation within thirty (30) days after the request for consultation is made by any Party, any Party can submit such matter to China International Economic and Trade Arbitration Commission for arbitration in accordance with its then effective rules. The arbitration shall take place in Beijing. The arbitration award shall be final and binding upon all the Parties.

11.                               Miscellaneous

11.1                        The headings contained in this Agreement are for the convenience of reference only and shall not be used to interpret, explain or otherwise affect the meaning of the provisions of this Agreement.

11.2                        This Agreement shall be effective as of the date of its execution. The Parties agree and confirm that the effect of this Agreement shall retrospect to November 20, 2017. Once effective, this Agreement will expire until the Parties have performed their respective obligations under this Agreement.

11.3                        The Parties agree to promptly execute any document and take any other action reasonably necessary or advisable to perform provisions and purpose of this Agreement.

11.4                        The Parties confirm that this Agreement shall, upon its effectiveness, constitute the entire agreement and common understanding of the Parties with respect to the subject matters herein and fully supersede all prior verbal and/or written agreements and understandings with respect to the subject matters herein.

11.5                        The Parties may amend and supplement this Agreement in writing. Any amendment and/or supplement to this Agreement by the Parties is an integral part of and has the same effect with this Agreement.

11.6                        This Agreement shall be binding upon and for the benefit of all the Parties hereto and their respective inheritors, successors and the permitted assigns.

11.7                        Any Party’s failure to exercise the rights under this Agreement in time shall not be deemed as its waiver of such rights and would not affect its future exercise of such rights.

11.8                        If any provision of this Agreement is held void, invalid or unenforceable by a court of competent jurisdiction, governmental agency or arbitration authority, the validity, legality and enforceability of the other provisions hereof shall not be affected or impaired in any way. The Parties shall cease performing such void, invalid or unenforceable provisions and revise such void, invalid or unenforceable provisions only to the extent closest to the original intention thereof to recover its validity or enforceability for such specific facts and circumstances.

11.9                        Unless with prior written consent from the Lender, the Borrowers may not assign any of their rights and obligations under this Agreement to any third party.

11.10                 This Agreement is made in four (4) originals with each Party holding one (1) original. Each original has the same effect.

(No text below)

(Signature Page)

IN WITNESS THEREOF, each Party has signed or caused its legal representative to sign this Agreement as of the date first written above.

Party A: Beijing Jingdong Century Trade Co., Ltd.

By:	/s/ Beijing Jingdong Century Trade Co., Ltd.
(Seal of Beijing Jingdong Century Trade Co., Ltd.)

By:	/s/ Richard Qiangdong Liu

Party B:

Richard Qiangdong Liu

By:	/s/ Richard Qiangdong Liu

Pang Zhang

By:	/s/ Pang Zhang

Yayun Li

By:	/s/ Yayun Li